Exhibit 99.1

Media Contact: Phyllis Burgee, Director Communications Tel: 630-322-6093 E-mail: phyllis.burgee@rrd.com

Investor Contact: Dave Gardella, Senior Vice President Investor Relations Tel: 312-326-8155 E-mail: david.a.gardella@rrd.com

RR Donnelley Provides Preliminary Third-quarter 2013 Results and Announces Agreement to Acquire Consolidated Graphics; Board of Directors Declares Quarterly Dividend

CHICAGO – October 24, 2013 – R.R. Donnelley & Sons Company (NASDAQ:RRD) today announced preliminary results for the third-quarter 2013, as set forth below:

Estimated third-quarter 2013 results
GAAP Measures
Revenue	$2.61 billion
Net earnings attributable to RRD shareholders	$15 million
Diluted net earnings per share	$0.08
Net cash provided by operating activities	$249 million

Non-GAAP Measures
Non-GAAP adjusted EBITDA	$280 million
Non-GAAP diluted net earnings per share	$0.38
Free cash flow	$194 million

“We are very pleased with our third-quarter performance and the continuation of the positive operational trends we experienced for the past four quarters. In the quarter, we expect to achieve approximately 2.2% organic revenue growth, with organic growth in both our U.S. and International segments. We expect strong cash flow in the quarter that enables us to migrate toward our targeted gross leverage range of 2.25x to 2.75x on a long-term sustainable basis,” said Thomas J. Quinlan III, R.R. Donnelley’s President and Chief Executive Officer. “We will provide further details regarding the third-quarter results, as well as our outlook for the balance of the year, on our third-quarter earnings call, which will be held on November 5th.”

Quinlan continued, “We are also excited to announce that we have entered into a definitive agreement to acquire Consolidated Graphics, which will enhance our existing capabilities and improve our ability to serve our collective customers. Further, the mix of the purchase price consideration, combined with the expected run-rate synergies, results in the transaction being deleveraging on a pro forma basis as well as accretive to non-GAAP earnings per diluted share within the first twelve months after completion.”

In addition, the Company’s Board of Directors declared a quarterly dividend of 26 cents per common share. The dividend is payable December 2, 2013 to stockholders of record as of the close of business on November 14, 2013.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) is a global provider of integrated communications. The company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Additional Information and Where To Find It

This news release relates to a proposed transaction between RR Donnelley and Consolidated Graphics, which will become the subject of a registration statement on Form S-4 and proxy statement/prospectus forming a part thereof, to be filed with the SEC by RR Donnelley and Consolidated Graphics. This document is not a substitute for the registration statement and proxy statement/prospectus that RR Donnelley and Consolidated Graphics will file with the SEC or any other documents that RR Donnelley or Consolidated Graphics may file with the SEC or send to shareholders of Consolidated Graphics in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONSOLIDATED GRAPHICS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY RR DONNELLEY OR CONSOLIDATED GRAPHICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by RR Donnelley or Consolidated Graphics with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by RR Donnelley with the SEC will be available free of charge on RR Donnelley’s internet website at http://investor.rrd.com/sec.cfm or by contacting RR Donnelley’s Investor Relations Department at (800) 742-4455. Copies of the proxy statement/prospectus and other relevant documents filed by Consolidated Graphics with the SEC will be available free of charge on Consolidated Graphics’ internet website at http://investors.cgx.com/phoenix.zhtml?c=78535&p=irol-sec or by contacting Consolidated Graphics’ Investor Relations Department at (713) 787-0977.

No Offer Or Solicitation

This news release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

RR Donnelley, Consolidated Graphics, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of Consolidated

Graphics in connection with the proposed transaction. Information about the directors and executive officers of Consolidated Graphics is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on July 9, 2013. Information about the directors and executive officers of RR Donnelley is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 15, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley, its expectations relating to the proposed transaction with Consolidated Graphics and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about RR Donnelley managements’ beliefs and expectations, are forward-looking statements. Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting RR Donnelley’s business and risks associated with the successful execution and integration of the proposed transaction with Consolidated Graphics and the performance of RR Donnelley’s business following such transaction. These factors include, among others, the inherent uncertainty associated with financial projections; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); changes in tax laws or interpretations that could increase RR Donnelley’s consolidated tax liabilities; the reliability of the participants to RR Donnelley’s lending agreements; competitive pressures in all markets in which RR Donnelley operates; successful completion of the proposed transaction with Consolidated Graphics; the ability to implement plans for the integration of the proposed transaction, including with respect to sales forces, cost containment, asset rationalization and other key strategies and the ability to recognize the anticipated synergies and benefits of the proposed transaction; the receipt of required regulatory approvals for the proposed transaction (including the approval of antitrust authorities necessary to complete the proposed transaction); and such other risks and uncertainties detailed in RR Donnelley’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in RR Donnelley’s Form 10-K for the fiscal year ended December 31, 2012, in RR Donnelley’s subsequent filings with the SEC and in other investor communications of RR Donnelley from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

# # #

R.R. Donnelley & Sons Company

Reconciliation of PRELIMINARY GAAP Net Earnings (Loss) to PRELIMINARY Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended September 30, 2013 and 2012

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
GAAP net earnings (loss)	$(741.9)	$18.0	$66.5	$25.3	$(851.7)

Adjustments
Income tax expense (benefit)	(4.2)	5.0	35.2	12.6	(57.0)
Interest expense - net	257.7	65.6	65.5	62.8	63.8
Investment and other expense (income) - net	8.3	(0.3)	6.0	3.5	(0.9)
Loss on debt extinguishment (1)	85.9	46.3	—	35.6	4.0
Depreciation and amortization	447.6	106.3	111.0	113.6	116.7
Restructuring, impairment and other charges - net (2)	1,101.2	38.1	19.8	22.7	1,020.6
Acquisition-related expenses (3)	2.6	1.1	0.1	1.0	0.4
Gain on pension curtailment (4)	(3.7)	—	—	—	(3.7)

Total Non-GAAP adjustments	1,895.4	262.1	237.6	251.8	1,143.9

Non-GAAP adjusted EBITDA	$1,153.5	$280.1	$304.1	$277.1	$292.2

Net sales	$10,384.6	$2,614.9	$2,571.6	$2,538.5	$2,659.6
Non-GAAP adjusted EBITDA margin %	11.1%	10.7%	11.8%	10.9%	11.0%

Non-GAAP Gross Leverage calculation (5):
Total of short-term and long-term debt	$3,516.0
Non-GAAP adjusted EBITDA	$1,153.5
Non-GAAP Gross Leverage	3.0x

Total debt	$3,516.0
Less: cash and cash equivalents	462.8

Net debt, or total debt less cash and cash equivalents (6)	$3,053.2

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
GAAP net earnings (loss)	$(128.5)	$71.2	$89.0	$37.9	$(326.6)

Adjustments
Income tax expense (benefit)	18.4	52.2	6.5	11.9	(52.2)
Interest expense - net	249.2	63.7	63.6	60.7	61.2
Investment and other expense (income) - net	3.7	(0.4)	4.8	(1.2)	0.5
Loss on debt extinguishment (1)	12.1	—	—	12.1	—
Depreciation and amortization	494.8	119.0	120.9	125.0	129.9
Restructuring, impairment and other charges - net (2)	605.0	13.9	34.0	50.0	507.1
Acquisition-related expenses (3)	2.3	1.3	0.5	0.3	0.2
Gain on pension curtailment (4)	(38.7)	—	—	—	(38.7)
Acquisition contingent compensation (7)	15.3	—	—	—	15.3

Total Non-GAAP adjustments	1,362.1	249.7	230.3	258.8	623.3

Non-GAAP adjusted EBITDA	$1,233.6	$320.9	$319.3	$296.7	$296.7

Net sales	$10,283.1	$2,508.8	$2,528.6	$2,524.9	$2,720.8
Non-GAAP adjusted EBITDA margin %	12.0%	12.8%	12.6%	11.8%	10.9%

Non-GAAP Gross Leverage calculation (5):
Total of short-term and long-term debt	$3,786.4
Non-GAAP adjusted EBITDA	$1,233.6

Non-GAAP Gross Leverage	3.1x
Total debt	$3,786.4
Less: cash and cash equivalents	392.9

Net debt, or total debt less cash and cash equivalents (6)	$3,393.5

(1)	Loss on debt extinguishment: Pre-tax losses were recognized related to the repurchases of senior notes prior to maturity, as well as the termination of the previous $1.75 billion unsecured revolving credit agreement.
(2)	Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of other long-lived assets. The three months ended September 30, 2013 also included pre-tax charges for the recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans. The three months ended December 31, 2012 and 2011 also included pre-tax charges for the impairment of goodwill and other intangible assets.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(4)	Gain on pension curtailment: For 2012, a pre-tax gain on pension curtailment was recognized related to the remeasurement of the U.K. pension plan’s assets and obligations that was required with the announced freeze on further benefit accruals as of December 31, 2012. For 2011, a pre-tax gain on pension curtailment was recognized related to the remeasurement of the U.S. pension plans’ assets and obligations that was required with the announced freeze on further benefit accruals under all of the U.S. pension plans as of December 31, 2011.
(5)	Non-GAAP Gross Leverage: Defined as total debt divided by non-GAAP adjusted EBITDA
(6)	Debt and cash balances as of September 30 in respective year
(7)	Acquisition contingent compensation: For 2011, pre-tax expense of $15.3 million was incurred related to contingent compensation earned by prior owners, based on achieving certain volume milestones for the business following its acquisition by the Company.

R.R. Donnelley & Sons Company

Reconciliation of PRELIMINARY GAAP to PRELIMINARY Non-GAAP Measures

For the Three Months Ended September 30, 2013 and 2012

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2013					For the Three Months Ended September 30, 2012
	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$291.4	$134.6	5.1%	$14.7	$0.08	$253.4	$186.7	7.4%	$71.4	$0.39

Non-GAAP adjustments:
Restructuring charges - net (1)	—	25.5	1.0%	15.6	0.08	—	12.3	0.5%	8.2	0.04
Impairment charges - net (2)	—	7.9	0.3%	4.9	0.03	—	1.6	0.1%	1.1	0.01
Other charges (3)	—	4.7	0.2%	2.9	0.02	—	—	—	—	—
Acquisition-related expenses (4)	(1.1)	1.1	0.0%	1.1	0.01	(1.3)	1.3	0.0%	1.2	0.01
Loss on debt extinguishment (5)	—	—	—	30.1	0.16	—	—	—	—	—
Income tax adjustments (6)	—	—	—	—	—	—	—	—	11.0	0.06

Total Non-GAAP adjustments	(1.1)	39.2	1.5%	54.6	0.30	(1.3)	15.2	0.6%	21.5	0.12

Non-GAAP measures	$290.3	$173.8	6.6%	$69.3	$0.38	$252.1	$201.9	8.0%	$92.9	$0.51

(1)	Restructuring charges - net (pre-tax): Operating results for the three months ended September 30, 2013 and 2012 were affected by the following restructuring charges:

	2013	2012
Employee termination costs (a)	$17.9	$7.5
Other restructuring charges (b)	7.6	4.8

Total restructuring charges - net	$25.5	$12.3

(a)	For the three months ended September 30, 2013 and 2012, employee termination costs resulted from one facility closure in each period within the U.S. Print and Related Services segment and the reorganization of certain operations.
(b)	Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations related to facility closures.
(2)	Impairment charges - net: Operating results for the three months ended September 30, 2013 and 2012 were affected by other long-lived asset impairment charges.
(3)	Other charges: Recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans.
(4)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(5)	Loss on debt extinguishment: Pre-tax loss of $46.3 million ($30.1 million after-tax) was recognized for the three months ended September 30, 2013 related to the repurchase of $200.0 million of 7.25% senior notes due May 15, 2018, $100.0 million of 5.50% senior notes due May 15, 2015 and $100.0 million of 6.125% senior notes due January 15, 2017.
(6)	Income tax adjustments: Recognition of a provision related to certain foreign earnings no longer considered to be permanently reinvested.

R.R. Donnelley & Sons Company

PRELIMINARY Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2013 and 2012

(UNAUDITED)

(in millions)

	2013	2012
Net earnings	$109.8	$198.1
Adjustment to reconcile net earnings to net cash provided by operating activities	438.4	408.3
Changes in operating assets and liabilities	(220.6)	(294.4)
Pension and other postretirement benefits plan contributions	(20.5)	(142.6)

Net cash provided by operating activities	$307.1	$169.4

Capital expenditures	(139.6)	(159.9)
All other cash provided by (used in) investing activities	13.5	(49.9)

Net cash used in investing activities	$(126.1)	$(209.8)

Net cash used in financing activities	$(140.9)	$(27.4)

Effect of exchange rate on cash and cash equivalents	(8.0)	11.0

Net increase (decrease) in cash and cash equivalents	$32.1	$(56.8)

Cash and cash equivalents at beginning of period	430.7	449.7

Cash and cash equivalents at end of period	$462.8	$392.9

Additional Information:

	2013	2012
For the Nine Months Ended September 30:
Net cash provided by operating activities	$307.1	$169.4
Less: capital expenditures	139.6	159.9

Free cash flow, or net cash provided by operating activities less capital expenditures	$167.5	$9.5

For the Six Months Ended June 30:
Net cash provided by operating activities	$57.9	$9.9
Less: capital expenditures	84.3	93.7

Free cash flow, or net cash used in operating activities less capital expenditures	$(26.4)	$(83.8)

For the Three Months Ended September 30:
Net cash provided by operating activities	$249.2	$159.5
Less: capital expenditures	55.3	66.2

Free cash flow, or net cash provided by operating activities less capital expenditures	$193.9	$93.3

R.R. Donnelley & Sons Company

Reconciliation of PRELIMINARY Reported to Pro Forma Net Sales

For the Three Months Ended September 30, 2013 and 2012

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Three Months Ended September 30, 2013
U.S. Print and Related Services	$1,910.0	$—	$1,910.0
International	704.9	—	704.9

Consolidated	$2,614.9	$—	$2,614.9

For the Three Months Ended September 30, 2012
U.S. Print and Related Services	$1,853.4	$59.3	$1,912.7
International	655.4	—	655.4

Consolidated	$2,508.8	$59.3	$2,568.1
Net sales change
U.S. Print and Related Services	3.1%		(0.1%)
International	7.6%		7.6%
Consolidated	4.2%		1.8%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services			—%
International			(1.0%)
Consolidated			(0.3%)

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services			(0.5%)
International			1.6%
Consolidated			—%

Year-over-year impact of the prior year rebate adjustment (1)
U.S. Print and Related Services			(0.2%)
Consolidated			(0.1%)
Net organic sales change (2)
U.S. Print and Related Services			0.6%
International			7.0%
Consolidated			2.2%

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2013 and 2012 to pro forma net sales as if the 2012 acquisitions took place as of January 1, 2012 for the purposes of this schedule.

There were no acquisitions during the three months ended September 30, 2013.

For the three months ended September 30, 2012, the adjustment for net sales of acquired businesses reflects the net sales of EDGAR Online (acquired August 14, 2012), Express Postal Options International (acquired September 6, 2012), Meisel Photographic Corporation (acquired December 17, 2012) and Presort Solutions (acquired December 28, 2012).

(1)	The three months ended September 30, 2012 included an adjustment for over-accruals of rebates owed to certain customers in prior periods that favorably impacted net sales by $2.9 million
(2)	Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales and the prior year rebate adjustment to correct an over-accrual of rebates owed to certain customers